UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) November 24, 2010
Yadkin Valley Financial Corporation
(Exact name of registrant as specified in its charter)
North Carolina
(State or other jurisdiction of incorporation)

000-52099	20-4495993

(Commission File Number)	(IRS Employer Identification No.)

209 North Bridge Street, Elkin, North Carolina	28621-3404

(Address of principal executive offices)	(Zip Code)
(336) 526-6300
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS.
(e) On November 24, 2010, Yadkin Valley Financial Corporation (the “Company”) and Yadkin Valley Bank and Trust Company (the “Bank”), the Company’s wholly-owned subsidiary, and Jan H. Hollar, Chief Financial Officer of the Company and the Bank, entered into an amendment to the employment agreement entered into on June 22, 2010. The amendment extends the term of the employment agreement from 12 months to 36 months. All other terms and conditions of the employment agreement remain unchanged. The foregoing is qualified by reference in its entirety to the amendment to the employment agreement, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.
(e) On November 24, 2010, the Bank and Joseph H. Towell, President and Chief Operating Officer of the Bank, entered into an amendment to the amended and restated employment agreement entered into on December 30, 2008. The amendment provides for his change in title, family medical and dental coverage, ability to participate in plans generally available to other employees, use of an automobile, and an extension of the term of the employment agreement from 12 months to 36 months. All other terms and conditions of the employment agreement remain unchanged. The foregoing is qualified by reference in its entirety to the amended and restated employment agreement, the amendment to the amended and restated employment agreement, and the letter agreement regarding compliance with restrictions under the TARP Capital Purchase Program, which are attached hereto as Exhibits 10.2, 10.3, and 10.4, respectively, and incorporated herein by reference.
(e) On November 24, 2010, the Company and the Bank entered into an employment contract with William M. DeMarcus, Executive Vice President and Chief Banking Officer of the Bank (the “Employer”). The employment agreement became effective on November 24, 2010 for a term of three years.
     On each anniversary of the effective date of the employment agreement, the term of the employment agreement will be automatically extended for an additional one year period beyond the then effective expiration date unless written notice from the Employer or Mr. DeMarcus is received 90 days prior to the anniversary date advising the other that the employment agreement shall not be further extended. During the term of the employment agreement, and for one year after termination, the employment agreement prohibits Mr. DeMarcus from competing with the Employer without the Employer’s prior written consent, subject to certain exclusions contained in the employment agreement. The employment agreement also contains provisions related to the protection of the Employer’s confidential information.
     Under the employment agreement, the initial base salary of Mr. DeMarcus will be $220,000, and he shall be eligible to receive a discretionary bonus as determined by the Employer’s board of directors. In the event of a change in control, Mr. DeMarcus’s rate of salary will be increased not less than 5% annually during the term of the employment agreement. Mr. DeMarcus is also entitled to family medical coverage and participation in any plan relating to deferred compensation, stock options, stock purchase, pension, thrift, profit sharing, group life insurance, disability coverage, education, or other retirement or employee benefits of the Employer applicable to executive employees or for employees generally, subject to eligibility rules of such plan.
     Under the employment agreement, Mr. DeMarcus is provided membership in a country club and one civic club. He is also entitled to all fringe benefits generally provided by the Employer to its executive employees.
     The employment agreement may be terminated for death, disability, and with or without cause by the Employer or by Mr. DeMarcus at any time upon 60 days’ written notice to the board of directors of the Bank. If the employment agreement is terminated upon Mr. DeMarcus’s death, Mr. DeMarcus’s estate will be entitled to receive the base compensation due to Mr. DeMarcus through the last day of the calendar month in which his death occurred and for one month thereafter. If Mr. DeMarcus’s employment is terminated due to disability (as such term is defined in the employment agreement), he will be entitled to receive any compensation he earned prior to the date of termination but which remains unpaid. Mr. DeMarcus will also be entitled to receive any payments provided under any disability income plan of the Employer which is applicable to him. If the Employer’s board of directors terminates Mr. DeMarcus without cause, such termination will not prejudice his right to compensation or other benefits under the employment agreement. If Mr. DeMarcus’s employment is terminated for cause or if he terminates his employment (other than for “good reason” as stated below), he will have no right to receive compensation or other benefits for any period after such termination.
     Additionally, under the terms of the employment agreement, Mr. DeMarcus has the right to terminate his employment if he determines, in his sole discretion, that within 24 months after a change in control of the Bank, there has been a material diminution in (i) his base compensation, (ii) his authority, duties, or responsibilities, (iii) the authority, duties, or responsibilities of the person to whom he is required to report, (iv) the budget over which he retains authority or either a (v) material change in the geographic location at which he must perform the services or (vi) any other action or inaction that constitutes a material breach of the employment agreement. A change in control shall mean as defined by Treasury Regulation § 1.409A-3(i)(5). If, within 24 months after a change in control of the Employer, (i) Mr. DeMarcus terminates the employment agreement for “good reason” (as such term is defined by Treasury Regulation § 1.409A-1(n)(2)) or (ii) if his employment is terminated other than for cause, then the Employer is obligated to pay or cause to be paid to Mr. DeMarcus an amount equal to 2.99 times his “base amount” as defined in Section 280G(b)(3) of the Internal Revenue Code.
     The Employer has the right under the employment agreement to reduce any such payments as necessary under the Internal Revenue Code to avoid the imposition of excise taxes on Mr. DeMarcus or the disallowance of a deduction to the Employer.
     In addition, on November 24, 2010, Mr. DeMarcus entered into an agreement with the Company amending the executive compensation programs that he participates in as a senior executive officer as required by the Company’s participation in the United States Department of Treasury’s Troubled Asset Relief Program — Capital Purchase Program. The specific amendments include: (1) adding a recovery or “clawback” provision to the Company’s incentive compensation programs requiring that he return any bonus or incentive compensation award based upon materially inaccurate financial statements or performance metrics; (2) amending the Company’s agreements with Mr. DeMarcus so that any future severance payments under such agreements that are deemed to be “golden parachute payments” (as such term is defined in the Treasury Regulations issued pursuant to the Capital Purchase Program) will not be made; (3) amending the Company’s agreements with Mr. DeMarcus so that he will not be entitled to receive any tax gross-up payment; and (4) amending the Company’s agreements so that, at any time he is one of the five most highly compensated employees of the Company, Mr. DeMarcus will not be entitled any bonus, retention award, or incentive compensation, except for certain long term restricted stock payments. These amendments were effective November 24, 2010 and continue to remain in effect for so long as the United States Department of Treasury holds debt or equity securities issued by the Company under the Capital Purchase Program.
     The above are summaries of Mr. DeMarcus’s employment agreement and letter amendment and are qualified by reference in their entirety to these agreements, which are attached hereto as Exhibits 10.5 and 10.6 respectively, and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
10.1	Amendment to Employment Agreement by and among Jan H. Hollar, Yadkin Valley Financial Corporation and Yadkin Valley Bank & Trust dated November 24, 2010.

10.2	Amended and Restated Employment Agreement by and between Joseph H. Towell and Yadkin Valley Bank & Trust dated December 30, 2008.

10.3	Amendment to Amended and Restated Employment Agreement by and between Joseph H. Towell and Yadkin Valley Bank & Trust dated November 24, 2010.

10.4	Letter Amendment by and between Yadkin Valley Financial Corporation and Joseph H. Towell dated January 16, 2009.

10.5	Employment Agreement by and among William M. DeMarcus, Yadkin Valley Financial Corporation and Yadkin Valley Bank & Trust dated November 24, 2010.

10.6	Letter Amendment by and between Yadkin Valley Financial Corporation and William M. DeMarcus dated November 24, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YADKIN VALLEY FINANCIAL CORPORATION

By:	/s/ William A. Long

Name:	William A. Long
Title:	Chief Executive Officer and President
Dated: November 24, 2010

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Amendment to Employment Agreement by and among Jan H. Hollar, Yadkin Valley Financial Corporation and Yadkin Valley Bank & Trust dated November 24, 2010.

10.2	Amended and Restated Employment Agreement by and between Joseph H. Towell and Yadkin Valley Bank & Trust dated December 30, 2008.

10.3	Amendment to Amended and Restated Employment Agreement by and between Joseph H. Towell and Yadkin Valley Bank & Trust dated November 24, 2010.

10.4	Letter Amendment by and between Yadkin Valley Financial Corporation and Joseph H. Towell dated January 16, 2009.

10.5	Employment Agreement by and among William M. DeMarcus, Yadkin Valley Financial Corporation and Yadkin Valley Bank & Trust dated November 24, 2010.

10.6	Letter Amendment by and between Yadkin Valley Financial Corporation and William M. DeMarcus dated November 24, 2010.